SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2004 (June 14, 2004)

National HealthCare Corporation
(Exact name of Registrant as specified in its charter)

Delaware	333-37185	52-2057472
(State of Incorporation)	(Commission File No.)	(IRS Employer
Identification Number)

100 Vine Street
Murfreesboro, TN 37130
(Address of principal executive offices, including zip code)

(615) 890-2020
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On June 14, 2004, National HealthCare Corporation announced it would pay a second quarter dividend in the amount of 12.5 cents per share to shareholders of record on June 30 and payable on September 10. A copy of the press release is furnished as an exhibit to this Form 8-K and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National HealthCare Corporation

By: /s/ Robert G. Adams
Name: Robert G. Adams
Title: President

By:/s/ Donald K. Daniel
Name: Donald K. Daniel
Title: Principal Accounting Officer
Date: June 14, 2004

Exhibit Index

Number	Exhibit
99	Press release, dated June 14, 2004

EXHIBIT 99

For release: June 14, 2004

Contact: Gerald Coggin, Senior VP of Corporate Relations

Phone: (615) 890-2020

NHC to pay 12.5 cent dividend

MURFREESBORO, Tenn. -- National HealthCare Corporation (AMEX: NHC), one of the nation's oldest long-term health care companies, announced today that it will pay a second quarter dividend of 12.5 cents per common share to shareholders of record on June 30 and payable on Sept. 10.

"We anticipate the continuation of a dividend payment, as approved quarterly by the Board of Directors," NHC Chairman Andy Adams said.

NHC operates for itself and third parties 74 long-term health care centers with 9,208 beds. NHC also operates 32 homecare programs, six independent living centers and assisted living centers at 20 locations. NHC's other services include managed care specialty medical units, Alzheimer's units and a rehabilitation services company. Other information about the company can be found on our web site at www.NHCcare.com.

Statements in this press release that are not historical facts are forward-looking statements. NHC cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHC's best judgment as of the date of this release.